Exhibit 99.1

SUNRISE PIPELINE, LLC

Report of Independent Auditors

The Board of Managers of Sunrise Pipeline, LLC and the Board of Directors of EQT Midstream Services, LLC, the general partner of EQT Midstream Partners, LP

We have audited the accompanying financial statements of Sunrise Pipeline, LLC, which comprise the balance sheets as of December 31, 2012 and 2011, the related statements of parent net equity for the years then ended, and the related statements of operations and cash flows for the year ended December 31, 2012, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sunrise Pipeline, LLC at December 31, 2012 and 2011, its parent net equity for the years then ended and the results of its operations and its cash flows for the year ended December 31, 2012 in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
July 15, 2013

SUNRISE PIPELINE, LLC

STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31,

2012
(Thousands)
Revenues:
Interest income from capital lease	$6,881

Operating expenses:
Selling, general and administrative	39
Operating income	6,842
Other income, net	1,150
Income before income taxes	7,992
Income tax expense	4,039
Net income	$3,953

SUNRISE PIPELINE, LLC

STATEMENTS OF PARENT NET EQUITY

YEARS ENDED DECEMBER 31, 2012 and 2011

(Thousands)
Balance at January 1, 2011	$—
Capital contribution	100
Balance at December 31, 2011	100
Investment by parent	193,720
Net income	3,953
Balance at December 31, 2012	$197,773

The accompanying notes are an integral part of these financial statements.

SUNRISE PIPELINE, LLC

STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31,

2012
(Thousands)
Cash flows from operating activities:
Net income	$3,953
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	42,416
Other income	(897)
Changes in other assets and liabilities:
Due to/ from related party	(8,144)
Accounts payable	15,680
Other	(1,346)
Net cash provided by operating activities	51,662

Cash flows from investing activities:
Capital expenditures	(26,460)
Collections on lease receivable	2,889
Net cash used in investing activities	(23,571)

Net increase (decrease) in cash and cash equivalents	28,091
Cash and cash equivalents at beginning of period	—
Cash and cash equivalents at end of period	$28,091

Non-cash activity during the period for:
Investment of fixed assets from parent	$193,720
Lease of Sunrise Pipeline under capital lease	$221,077

The accompanying notes are an integral part of these financial statements.

SUNRISE PIPELINE, LLC

BALANCE SHEETS

DECEMBER 31,

	2012	2011
	(Thousands)
ASSETS

Current assets:
Cash and cash equivalents	$28,091	$—
Lease receivable — current	9,537	—
Due from related party	8,244	100
Total current assets	45,872	100

Regulatory assets	583	—
Lease receivable	209,997	—
Total assets	$256,452	$100

LIABILITIES AND PARENT NET EQUITY

Current liabilities:
Accounts payable	$15,680	$—
Total current liabilities	15,680	—

Deferred income taxes	41,079	—
Unrecognized tax benefits	1,920	—
Total liabilities	58,679	—

Parent net equity	197,773	100
Total liabilities and parent net equity	$256,452	$100

The accompanying notes are an integral part of these financial statements.

SUNRISE PIPELINE, LLC

NOTES TO FINANCIAL STATEMENTS

1.                                      Financial Statements

Organization and Nature of Business

Sunrise Pipeline, LLC (Sunrise or the Company) was formed as a Delaware limited liability company on October 13, 2011, by its sole member EQT Investments Holdings, LLC (EQT Investments), a subsidiary of EQT Corporation (EQT).

On September 8, 2011, Equitrans, LP (Equitrans), the predecessor of EQT Midstream Partners, LP prior to its initial public offering in July 2012, received approval from the Federal Energy Regulatory Commission (FERC) to commence the Sunrise Pipeline project, which consisted of 41.5 miles of 24-inch diameter pipeline that parallels and interconnects with the segment of Equitrans’ transmission and storage system from Wetzel County, West Virginia to Greene County, Pennsylvania. In addition, the Sunrise Pipeline project included the construction of a new delivery point with Texas Eastern Transmission in Greene County and a new compressor station.

On June 12, 2012, Equitrans obtained from the FERC an order authorizing: (1) an amendment of the certificate of public convenience and necessity issued to Equitrans by order of the FERC for the Sunrise Pipeline to permit Equitrans to transfer a passive ownership interest in the facilities that had yet to be constructed to EQT, which is a non-jurisdictional entity; (2) the abandonment of the Sunrise Pipeline facilities that had already been constructed and placed into service by transfer of a passive ownership of the facilities to EQT; (3) the grant to Equitrans of certificate authority to lease all of the Sunrise Pipeline facilities from EQT and to operate the facilities; and (4) pre-granted abandonment and certificate authority to allow the termination of the lease and the acquisition of the Sunrise Pipeline facilities upon the termination or expiration of the term of the lease arrangement.

On June 18, 2012, Equitrans transferred ownership of the Sunrise Pipeline, which was under construction at the time and placed into service on July 28, 2012, to EQT. EQT then contributed the Sunrise Pipeline assets to Sunrise via a non-cash capital contribution of $193.7 million, which approximated the construction costs to date. Concurrent with the transfer, Equitrans entered into a lease with Sunrise for the lease of the Sunrise Pipeline. Under the lease, Equitrans operates the pipeline as part of its transmission and storage system under the rates, terms and conditions of its FERC-approved tariff. While the lease agreement was effective June 18, 2012, no lease payments were due pursuant to this lease agreement until after the Sunrise Pipeline was placed into service. The lease payment due each month following the in-service date is the lesser of the following alternatives: (1) a revenue-based payment reflecting the revenues generated by the operation of the Sunrise Pipeline minus the actual costs of operating the Sunrise Pipeline and (2) a payment based on depreciation expense and pre-tax return on invested capital for the Sunrise Pipeline. As a result, the payments made under the Sunrise Pipeline lease are variable. The lease payments related to 2012 were all calculated under the first alternative.

The Company’s sole business is owning and leasing the Sunrise Pipeline to Equitrans, which became a wholly-owned subsidiary of EQT Midstream Partners, LP as a result of its initial public offering in July 2012. Therefore, all revenue recognized as interest income from capital lease is related to the capital lease. Other than a capital contribution receivable in 2011 from EQT Investments, there was no activity in the Company until June 2012.

Significant Accounting Policies

Use of Estimates:  The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from those estimates.

Cash and Cash Equivalents:  The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments: The carrying value of cash and cash equivalents, accounts payable and amounts due to/from related parties approximates fair value due to the short maturity of the instruments.

Lease Receivable: As described above, the Company owns the Sunrise Pipeline and leases it to Equitrans under a 15-year lease agreement.  Management determined that the Sunrise Pipeline lease was a direct financing lease as the present value of the estimated minimum lease payments exceeded the fair value of the leased property. The gross

SUNRISE PIPELINE, LLC

NOTES TO FINANCIAL STATEMENTS

lease receivable recognized approximates the undiscounted cash flows of the estimated future minimum lease payments and is partly offset by an unearned income liability, which was recorded for the difference between the undiscounted cash flows of the estimated future minimum lease payments and the fair value of the leased property. As additional closeout construction costs are incurred by the Company, this will increase the fair value of the leased property, which will increase the net lease receivable. See further discussion in Note 4.

Revenue Recognition: Interest income is recognized on the lease receivable (which is a direct financing lease) using the interest method, which provides an established periodic rate of return on the outstanding investment of the lease based on the estimated future minimum lease payments. Any differences between the estimated minimum lease payments and the actual lease payments are recorded directly to interest income from capital lease.

Regulatory Accounting: The Company’s Sunrise Pipeline, which is operated by Equitrans under a capital lease, is subject to regulation by the FERC. Rate regulation provided by the FERC allows the Company to defer expenses and income in its balance sheet as regulatory assets and liabilities when it is probable that those expenses and income will be allowed to be recovered or refunded in the rate setting process in a period different from the period in which they would have been reflected in the statements of operations for a non-regulated company. The amounts deferred are to be recovered or refunded over the regulated period. The amounts deferred in the balance sheet relate to the accounting for income taxes on allowance for funds used during construction (AFUDC). The Company believes that the Sunrise Pipeline will continue to be subject to rate regulation that will provide for the recovery of deferred costs.

AFUDC: The Company capitalized the carrying costs for the construction of the Sunrise Pipeline commencing on June 18, 2012, when Equitrans transferred ownership of the pipeline to Sunrise, until July 28, 2012, when the pipeline was placed into service and operated by Equitrans under a capital lease. The calculated AFUDC includes capitalization of the cost of financing the pipeline’s construction subject to regulation by the FERC. A computed interest cost and a designated cost of equity for financing the construction of the pipeline is recorded in the financial statements. AFUDC applicable to equity funds recorded in other income, net in the statement of operations for the year ended December 31, 2012 was $0.9 million. AFUDC applicable to interest cost for the year ended December 31, 2012 was $0.3 million and was included in other income, net in the statement of operations. Prior to the transfer of the pipeline, AFUDC amounts were recorded on Equitrans’ books as Equitrans owned the fixed assets until June 2012.

Income Taxes: The Company’s income is currently reported and included as part of EQT’s consolidated federal tax return. Sunrise is a Delaware limited liability company that is a disregarded entity for federal income tax purposes. The current provision for income taxes represents amounts paid or estimated to be payable, net of amounts refunded or estimated to be refundable, by or to EQT as a result of the Company’s operations. Current federal income tax balances of all subsidiary companies are settled with EQT, which makes all consolidated tax payments. The consolidated federal income tax is allocated among the groups’ members on a separate-return basis with tax credits allocated to those members who generate the credits.

Deferred income tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion of the deferred tax asset will not be realized.

In accounting for uncertainty in income taxes of a tax position taken or expected to be taken in a tax return, the Company utilizes a recognition threshold and measurement attribute for the financial statement recognition and measurement. The recognition threshold requires the Company to determine whether it is more likely than not that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. If it is more likely than not that a tax position will be sustained, then the Company must measure the tax position to determine the amount of benefit to recognize in its financial statements. The tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. The Company recognizes interest and penalties accrued related to unrecognized tax benefits in income tax expense.

SUNRISE PIPELINE, LLC

NOTES TO FINANCIAL STATEMENTS

Property, Plant and Equipment (PP&E): The Company owns the Sunrise Pipeline, which is operated by Equitrans under a capital lease. Therefore, there are no amounts on the balance sheet presented as property, plant and equipment.

Asset Retirement Obligations: The Company owns the Sunrise Pipeline, which is operated by Equitrans, and intends to do so as long as supply and demand for natural gas exists, which is expected for the foreseeable future. Therefore, the Company believes that it cannot reasonably estimate the asset retirement obligations for its natural gas pipeline system assets as these assets have indeterminate lives.

2.         Related-Party Transactions

In the ordinary course of business, the Company has transactions with affiliated companies.

As discussed in Note 3, EQT provides financing directly or indirectly through EQT Capital Corporation (EQT Capital), EQT’s subsidiary finance company, predominantly through intercompany term and demand loans.

As further discussed in Note 4, the lease receivable represents amounts due from Equitrans for the lease of the Sunrise Pipeline. This lease generated all of the Company’s interest income from capital lease for the year ended December 31, 2012.

As further discussed in Note 5, the Company settles all tax obligations with EQT. Therefore the income tax receivable at December 31, 2012 was included in Due from related party on the Company’s balance sheet.

The Company’s sole business is owning and leasing the Sunrise Pipeline to Equitrans. The personnel who operate the pipeline, which is leased by Equitrans, are employees of EQT. As the operator of the pipeline, Equitrans is allocated a portion of the payroll and benefit costs associated with employees as well as indirect operating and maintenance costs and selling, general and administrative costs incurred by EQT. In accordance with the lease agreement, these costs reduce Equitrans’ lease payments to the Company.

3.         Short-Term Loans

On September 27, 2012 the Company received a $5.0 million demand loan from EQT Capital which was repaid on December 28, 2012. During the year ended December 31, 2012, interest expense of approximately $0.1 million was recorded related to this demand loan at a weighted average interest rate of 3.35%. This interest expense was recorded as a reduction of other income, net in the accompanying statement of operations.

4.         Lease Receivable

On June 18, 2012, Equitrans transferred ownership of the Sunrise Pipeline, which was under construction at the time, to EQT. EQT then contributed the Sunrise Pipeline assets to Sunrise via a non-cash capital contribution of $193.7 million, which approximated the construction costs to date. Concurrent with the transfer, Equitrans entered into a lease with Sunrise for the lease of the Sunrise Pipeline. Under the lease, Equitrans operates the pipeline as part of its transmission and storage system under the rates, terms and conditions of its FERC-approved tariff. While the lease agreement was effective June 18, 2012, no lease payments were due pursuant to this lease agreement until after the Sunrise Pipeline was placed into service on July 28, 2012. The lease payment due each month following the in-service date is the lesser of the following alternatives: (1) a revenue-based payment reflecting the revenues generated by the operation of the Sunrise Pipeline minus the actual costs of operating the Sunrise Pipeline and (2) a payment based on depreciation expense and pre-tax return on invested capital for the Sunrise Pipeline. As a result, the payments made under the Sunrise Pipeline lease are variable. The lease payments related to 2012 were all calculated under the first alternative.

Management determined that the Sunrise Pipeline lease was a capital lease as the present value of the estimated future minimum lease payments exceeded the fair value of the leased property. This capital lease is classified as a direct financing lease and the net lease receivable at December 31, 2012 consisted of:

SUNRISE PIPELINE, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2012
(Thousands)
Total estimated minimum lease payments receivable (a)	$342,459
Less: Unearned income (b)	(122,925)
Net lease receivable	219,534
Current portion	(9,537)
Non-current portion	$209,997

(a)   There were no amounts representing contingent rentals or executory costs (such as taxes, maintenance and insurance) included in the total estimated minimum lease payments.  Additionally, there was no allowance for uncollectible amounts or unguaranteed residual value.

(b)   Amount necessary to reduce estimated future minimum lease payments to the fair value of the property at December 31, 2012.

Additional closeout construction costs will be incurred by Sunrise which will increase the fair value of the leased property. Completion of the pipeline closeout construction is anticipated to continue into 2013. Once closeout construction is complete, management will finalize the estimate of the fair value of the asset and will revise the estimates of the lease receivable and unearned income as necessary.  Currently, management expects that the fair value of the asset will be approximately $225 million once closeout construction is complete.

During 2012, the lease payments were materially consistent with the estimated minimum lease payments.  Any differences between the estimated minimum lease payments and the actual lease payments are recorded directly to interest income from capital lease.

The following is a schedule of the estimated future minimum lease payments to be received under the capital lease as of December 31, 2012:

Year Ending December 31,
(Thousands)
2013	$25,368
2014	25,588
2015	25,588
2016	25,588
2017	25,588
Later years	214,739
Total estimated minimum lease payments	$342,459

The amounts presented above are based upon the general assumption that the Sunrise Pipeline will remain leased for the length of time specified by the lease agreement. The estimated future minimum lease payments to be received do not include any contingent rentals.

SUNRISE PIPELINE, LLC

NOTES TO FINANCIAL STATEMENTS

5.             Income Taxes

The components of the federal income tax expense (benefit) for the year ended December 31, 2012 were:

Year Ended December 31, 2012
(Thousands)
Current:
Federal	$(38,377)
State	—
Total current	(38,377)
Deferred:
Federal	40,027
State	2,389
Total deferred	42,416
Total	$4,039

Current federal tax obligations are settled with EQT. EQT’s consolidated federal income tax is allocated among the group’s members on a separate return basis with tax credits allocated to the members generating the credits.  The current federal tax benefit recorded in 2012 relates to cash refunds received during the year from EQT for its use of Sunrise’s tax net operating loss related to bonus depreciation. Any additional taxable loss is treated as a net operating loss carryforward.  In 2012, $33 million was recognized as a deferred tax asset for net operating loss carryforwards. The Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010 (2010 Tax Relief Act) increased bonus depreciation from 50% to 100% for qualified investments made after September 8, 2010 and before January 1, 2012, which includes the Sunrise Pipeline. The Sunrise Pipeline lease is treated as an operating lease for income tax purposes. As such, EQT elected bonus depreciation for the Sunrise Pipeline included in its consolidated federal tax return. During the third quarter of 2012, EQT refunded approximately $31 million to Sunrise. As of December 31, 2012, the remaining current receivable from EQT of approximately $7 million was recorded as Due from related party on the Company’s balance sheet and was received in the first quarter of 2013.

Income tax expense differed from amounts computed at the federal statutory rate of 35% on pre-tax book income from continuing operations as follows:

Year Ended December 31, 2012
(Thousands)
Tax at statutory rate	$2,797
Unrecognized tax benefits	1,248
State income taxes	305
Permanent basis differences	(311)
Income tax expense	$4,039

Effective tax rate	50.5%

The Company’s effective tax rate for the year ended December 31, 2012 was 50.5%. The increase was primarily due to the unrecognized tax benefit attributable to a state tax planning position.

The following table reconciles the beginning and ending amount of reserve for uncertain tax positions (excluding interest and penalties):

2012
(Thousands)
Balance at January 1	$—
Additions based on tax positions related to current year	1,920
Additions for tax positions of prior years	—
Settlements	—
Reductions for tax positions of prior years	—
Lapse of statute of limitations	—
Balance at December 31	$1,920

The Company recognizes interest and penalties related to unrecognized tax benefits in income tax expense.  Interest and penalties of $0.0 million were included in the balance sheet reserve at December 31, 2012.

The total amount of unrecognized tax benefits (excluding interest and penalties) that, if recognized, would affect the effective tax rate was $1.2 million as of December 31, 2012.

As of December 31, 2012, it was reasonably possible that the total amount of unrecognized tax benefits could decrease by up to $1.9 million within the next 12 months due to potential settlements with taxing authorities, legal or administrative guidance by relevant taxing authorities or the lapse of applicable statutes of limitation.

The unrecognized tax benefit balance during 2012 was attributable to a state tax planning position that impacts the Company’s state deferred taxes.

SUNRISE PIPELINE, LLC

NOTES TO FINANCIAL STATEMENTS

The IRS has completed its audit of EQT Corporation and Subsidiaries’ federal income tax filings through 2009.  In April 2013, the IRS began their examination of the 2010 and 2011 tax years.  EQT also is the subject of various state income tax examinations.

The following table summarizes the source and tax effects of temporary differences between financial reporting and tax basis of assets and liabilities.

Year Ended December 31, 2012
Deferred income taxes:
Total deferred income tax assets	$(33,644)
Total deferred income tax liabilities	74,723
Total net deferred income tax liabilities	$41,079

Total deferred income tax (assets)/liabilities:
PP&E tax deductions in excess of book deductions	$74,723
Net operating loss carryforwards	(32,853)
Other	(791)
Total net deferred income tax liabilities	$41,079

At December 31, 2012, there was no valuation allowance relating to deferred tax assets as the entire balance is expected to be realized. The deferred tax liabilities principally consist of temporary differences between financial and tax reporting for the Company’s property, plant and equipment.

6.         Concentrations of Credit Risk

All of the Company’s revenues are derived from one customer, Equitrans, which operates the Sunrise Pipeline through a capital lease. This concentration could impact the Company’s overall exposure to credit risk since this customer may be impacted by economic or other conditions.

7.         Commitments and Contingencies

The Company is subject to federal, state and local environmental laws and regulations. These laws and regulations, which are constantly changing, can require expenditures for remediation and in certain instances result in assessment of fines. The Company has established procedures for ongoing evaluation of its operations to identify potential environmental exposures and assure compliance with regulatory policies and procedures. The estimated costs associated with identified situations that require remedial action are accrued. However, when recoverable through regulated rates, certain of these costs are deferred as regulatory assets. Ongoing expenditures for compliance with environmental law and regulations, including investments in plant and facilities to meet environmental requirements, have not been material. Management believes that any such required expenditures will not be significantly different in either nature or amount in the future and does not know of any environmental liabilities that will have a material effect on its business, financial condition, results of operations or liquidity.

In the ordinary course of business, various legal and regulatory claims and proceedings are pending or threatened against the Company.  While the amounts claimed may be substantial, the Company is unable to predict with certainty the ultimate outcome of such claims and proceedings.  The Company accrues legal or other direct costs related to loss contingencies when actually incurred.  The Company establishes reserves when it believes it is appropriate for pending matters and after consultation with counsel and giving appropriate consideration to available insurance, the Company believes that the ultimate outcome of any matter currently pending against the Company will not materially affect the business, financial condition, results of operations or liquidity.

8.         Subsequent Events

Subsequent events have been evaluated through July 15, 2013, the date the financial statements were available to be issued.

On July 15, 2013, Sunrise entered into an Agreement and Plan of Merger (Merger Agreement) dated July 15, 2013 pursuant to which EQT Midstream Partners, LP (the Partnership) agreed to acquire the Sunrise Pipeline operations from EQT for consideration consisting of approximately $507.5 million cash and $32.5 million of Partnership common and

SUNRISE PIPELINE, LLC

NOTES TO FINANCIAL STATEMENTS

general partner units in a transaction involving the merger of Sunrise into Equitrans. The transaction, which is subject to customary closing conditions, is expected to close in July. All of the parties to the Merger Agreement are subsidiaries or affiliates of EQT.